Exhibit 1.1

EXECUTION VERSION

QEP RESOURCES, INC.

(a Delaware corporation)

20,000,000 Shares

Common Stock

($0.01 Par Value)

UNDERWRITING AGREEMENT

Dated: June 21, 2016

SCHEDULES

Schedule A – List of Underwriters	Sch. A-1
Schedule B – Pricing Information	Sch. B-1
Schedule C – Issuer Free Writing Prospectuses	Sch. C-1
Schedule D – Officers and Directors Subject to Lockup	Sch. D-1
Schedule E – Opinion of Chris Woosley	Sch. E-1
Schedule F – Opinion of Company Counsel	Sch. F-1

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EXHIBITS

Form of Lockup Agreement	Exh. A
Form of Pricing CEO Certificate	Exh. B
Form of Closing CEO Certificate	Exh. C

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QEP RESOURCES, INC.

(a Delaware corporation)

20,000,000 Shares of Common Stock

($0.01 Par Value)

UNDERWRITING AGREEMENT

June 21, 2016

J.P. Morgan Securities LLC

Deutsche Bank Securities Inc.

As Representatives of

the several Underwriters named in Schedule A hereto

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

c/o Deutsche Bank Securities Inc.

60 Wall Street, 2nd Floor

New York, New York 10005

Ladies and Gentlemen:

QEP Resources, Inc., a Delaware corporation (the “Company”), confirms its agreement with J.P. Morgan Securities LLC, Deutsche Bank Securities Inc. and each of the other Underwriters named in Schedule A hereto (collectively, the “Underwriters,” which term shall also include any underwriter substituted as hereinafter provided in Section 13 hereof), for whom J.P. Morgan Securities LLC and Deutsche Bank Securities Inc. are acting as representatives (in such capacity, the “Representatives”), with respect to the issue and sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of 20,000,000 shares of common stock, par value $0.01 per share (the “Common Stock”) of the Company (the “Firm Shares”). The Company also proposes to grant to the Underwriters an option to purchase 3,000,000 additional shares of Common Stock (the “Option Shares”) as set forth in Section 3(b) hereof. The Firm Shares and the Option Shares (to the extent the aforementioned option is exercised) are herein collectively called the “Shares.”

The Company understands that the Underwriters propose to make a public offering of the Shares as soon as the Representatives deem advisable after this Agreement has been executed and delivered.

SECTION 1. Representations and Warranties of the Company. The Company represents and warrants to each Underwriter as of the date hereof, as of the Closing Time referred to in Section 3(c) hereof and at each Date of Delivery referred to in Section 3(b) hereof, and agrees with each Underwriter, as follows:

(a) The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File No. 333-202686), which contains a base prospectus (the “Base Prospectus”), to be used in connection with the public offer and sale of the Shares. Such registration statement, as amended through the date hereof, including the financial statements, exhibits and schedules thereto, at each time of effectiveness under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the “Securities Act”), including any required information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430B under the Securities Act or the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “Exchange Act”), is called the “Registration Statement.” Any preliminary prospectus supplement to the Base Prospectus that describes the Shares and the offering thereof and is used prior to the filing of the Prospectus is called, together with the Base Prospectus, a “preliminary prospectus.” Any reference to the “most recent preliminary prospectus” shall be deemed to refer to the latest preliminary prospectus included in the Registration Statement or filed pursuant to Rule 424(b) under the Securities Act prior to or on the date hereof. The term “Prospectus” shall mean the final prospectus supplement relating to the Shares, together with the Base Prospectus, that is first filed pursuant to Rule 424(b) after the date and time that this Agreement is executed and delivered by the parties hereto. Any reference herein to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act; any reference to any amendment or supplement to any preliminary prospectus or the Prospectus shall be deemed to refer to and include any documents filed after the date of such preliminary prospectus or Prospectus, as the case may be, under the Exchange Act, and incorporated by reference in such preliminary prospectus or Prospectus, as the case may be; and any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement. All references in this Agreement to the Registration Statement, a preliminary prospectus, the Prospectus, or any amendments or supplements to any of the foregoing, shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

(b) Compliance with Registration Requirements. The Company meets the requirements for use of Form S-3 under the Securities Act. The Registration Statement has become effective upon filing with the Commission under the Securities Act. No post-effective amendment to the Registration Statement has been filed as of the date of this Agreement and no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act and no proceedings for that purpose or pursuant to Section 8A of the Securities Act have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

At the time the Registration Statement became effective and at the date hereof, the Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the Securities Act, and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Prospectus nor any amendments or supplements thereto, at the time the Prospectus or any such amendment or supplement was issued, at the Closing Time and at each Date of Delivery, included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectus or any amendment or supplement thereto made in reliance upon and in conformity with information furnished to the Company in writing by or on behalf of any Underwriter through the Representatives expressly for use in the Registration Statement or Prospectus, it being understood and agreed that the only such information furnished by the Representatives consists of Underwriter Information (as defined in Section 8(b) hereof).

Each preliminary prospectus and the Base Prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(c) Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the Disclosure Package (as defined below) and the Prospectus, at the times they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Exchange Act, and, when read together with the other information in the Disclosure Package and the Prospectus, at the times the Registration Statement became effective, at the time the Prospectus was issued, at the Closing Time and at each Date of Delivery, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(d) Well-Known Seasoned Issuer. (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) of the Securities Act) made any offer relating to the Shares in reliance on the exemption of Rule 163 of the Securities Act, and (iv) at the Applicable Time (as defined herein) (with such date and time being used as the determination date for purposes of this clause (iv)), the Company was and is a “well-known seasoned issuer” as defined in Rule 405 of the Securities Act. The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405 of the Securities Act, that has been filed with the Commission not earlier than three years prior to the Closing Time; the Company has not received from the Commission any notice pursuant to Rule 401(g)(2) of the Securities Act objecting to use of the automatic shelf registration statement form; and the Company has not otherwise ceased to be eligible to use the automatic shelf registration form.

(e) Disclosure Package. The term “Disclosure Package” shall mean (i) the Base Prospectus, including the most recent preliminary prospectus, as amended or supplemented, (ii) the issuer free writing prospectuses as defined in Rule 433 of the Securities Act (each, an “Issuer Free Writing Prospectus”), if any identified in Schedule C hereto, and (iii) any other free writing prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package. As of 6:45 p.m. (New York City time) on the date of this Agreement (the “Applicable Time”), the Disclosure Package did not, and at the Closing Time and each Date of Delivery will not, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by the Representatives consists of Underwriter Information.

(f) Company Not Ineligible Issuer. (i) At the earliest time after the filing of the Registration Statement relating to the Shares that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Securities Act) and (ii) as of the date of the execution and delivery of this Agreement (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an “ineligible issuer” (as defined in Rule 405 of the Securities Act, without taking account of any determination by the Commission pursuant to Rule 405 of the Securities Act that it is not necessary that the Company be considered an ineligible issuer), including, without limitation, for purposes of Rules 164 and 433 under the Securities Act with respect to the offering of the Shares as contemplated by the Registration Statement.

(g) Issuer Free Writing Prospectuses. Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the offering of Shares under this Agreement or until any earlier date that the Company notified or notifies each Representative as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, the most recent preliminary prospectus or the Prospectus, including in each case, any document incorporated by reference therein that has not been superseded or modified. Each Issuer Free Writing Prospectus, did not, and at the Closing Time and each Date of Delivery will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, the most recent preliminary prospectus or the Prospectus, the Company has promptly notified or will promptly notify each Representative and has promptly amended or supplemented or will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict. The foregoing two sentences do not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by the Representatives consists of the Underwriter Information.

(h) Distribution of Offering Material by the Company. The Company has not distributed and will not distribute, prior to the later of the Closing Time and the completion of the Underwriters’ distribution of the Shares, any offering material in connection with the offering and sale of the Shares other than a preliminary prospectus, the Prospectus and any Issuer Free Writing Prospectus reviewed and consented to by each Representative.

(i) Accountants. PricewaterhouseCoopers LLP, who certified the financial statements and supporting schedules included or incorporated by reference in the Disclosure Package and the Prospectus is, to the best knowledge of the Company, a registered public accounting firm independent of the Company as required by the Securities Act and the rules and regulations of the Public Company Accounting Oversight Board (United States).

(j) Financial Statements. The financial statements included in the Registration Statement, the Disclosure Package and the Prospectus present fairly the financial position of the Company and its consolidated subsidiaries as at the dates indicated and the results of their operations for the periods specified; except as otherwise stated in such document, such financial statements have been prepared in conformity with United States generally accepted accounting principles applied on a consistent basis; and the supporting schedules included in the Registration Statement present fairly the information required to be stated therein. The summary financial data included in each of the most recent preliminary prospectus and the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in such document. The Company does not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations or any “variable interest entities”), not disclosed in the Registration Statement, the Disclosure Package and the Prospectus. There are no financial statements (historical or pro forma) that are required to be included in the Registration Statement, the Disclosure Package or the Prospectus that are not included as required. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus fairly present the information called for in all material respects and have been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(k) Material Changes or Material Transactions. Since the respective dates as of which information is given in the Registration Statement, the Disclosure Package and the Prospectus, except as otherwise stated therein, (a) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, (b) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (c) except for regular dividends, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(l) Due Incorporation and Qualification. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise (a “Material Adverse Effect”).

(m) Subsidiaries. Each subsidiary of the Company has been duly incorporated or organized and is validly existing as a corporation, limited partnership or limited liability company in good standing under the laws of the jurisdiction of its incorporation or organization, as applicable, has corporate or similar power and authority to own, lease and operate its properties and to conduct its business as described in the Disclosure Package and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership of property or the conduct of business, except where the failure to so qualify or be in good standing would not have a Material Adverse Effect; and all of the issued and outstanding capital stock of, or other equity interest in, each subsidiary has been duly authorized and validly issued, is fully paid (in the case of an interest in a limited partnership or limited liability company, to the extent required under the organizational documents of such subsidiary) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act, Sections 18-607 and 18-804 of the Delaware LLC Act, Article 101.206 of the Texas Business Organizations Code, Sections 17-29-405 and 17-29-406 of the Wyoming Limited Liability Company Act, Sections 2033 and 2035 of the Oklahoma Limited Liability Company Act and Sections 48-3a-405 and 48-3a-711 of the Utah Revised Uniform Limited Liability Company Act, as applicable) and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity. None of the outstanding shares of capital stock of, or other equity interests in, any subsidiary of the Company were issued in violation of the preemptive or similar rights of any security holder of such Subsidiary.

(n) Capital Stock. The shares of issued and outstanding Common Stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable.

(o) Capitalization. The information set forth under the caption “Capitalization” in the Registration Statement and the Prospectus (and any similar section or information contained in the Disclosure Package) is true and correct. Subsequent to the respective dates as of which information is given in the Registration Statement, the Disclosure Package and the Prospectus, except as otherwise specifically stated therein or in this Agreement, the Company has not: (i) issued any securities; (ii) incurred any material liability or obligation, direct or contingent, for borrowed money; or (iii) declared or paid any dividend or made any other distribution on or in respect to its capital stock.

(p) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(q) Authorization and Description of the Shares. The Shares to be purchased by the Underwriters from the Company have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued and fully paid and non-assessable; and the issuance of the Shares is not subject to the preemptive or other similar rights of any security holder of the Company. The Common Stock conforms to all statements relating thereto contained in the Registration Statement, the Disclosure Package and the Prospectus and such description conforms to the rights set forth in the instruments defining the same. No holder of Shares will be subject to personal liability by reason of being such a holder.

(r) Registration Rights. There are no persons with registration rights or other similar rights to have any securities registered for sale pursuant to the Registration Statement or otherwise registered for sale or sold by the Company under the Securities Act by reason of the issuance and sale of the Shares.

(s) NYSE. The Shares have been approved for listing subject to notice of issuance on the New York Stock Exchange.

(t) No Defaults; Regulatory Approvals; No Conflicts. Neither the Company nor any of its subsidiaries is in violation of its charter or bylaws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of its subsidiaries is subject, which violations or defaults in the aggregate would have a Material Adverse Effect; and the execution and delivery of this Agreement and the consummation of the transactions contemplated herein, in the Registration Statement, Disclosure Package and in the Prospectus (including the issuance and sale of the Shares and the use of proceeds from the sale of the Securities as described therein under the caption “Use of Proceeds”) have been duly authorized by all necessary corporate, limited partnership or limited liability company action, as applicable, and will not conflict with or constitute a breach of, or a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries, except as would not have a Material Adverse Effect, pursuant to any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will such action result in any violation of the provisions of the charter or bylaws of the Company or, except as would not have a Material Adverse Effect, any applicable law, administrative regulation or administrative or court decree.

(u) OFAC. Neither the Company nor any of its subsidiaries, nor any director or officer of the Company or any of its subsidiaries, nor, to the knowledge of the Company, any agent, affiliate, employee or other person associated with or acting on behalf of the Company or any of the subsidiaries, is currently the subject or the target of any sanctions administered or imposed by any U.S. governmental entity (including, without limitation, the Office of Foreign Assets Control of the U.S. Treasury Department, the U.S. Department of Commerce or the U.S. Department of State), the United Nations Security Council, the European Union, Her Majesty’s Treasury or any similar sanctions imposed by any governmental body to which the Company or any of its subsidiaries is subject (collectively, “Sanctions”); nor is the Company or any of its subsidiaries owned or controlled by an individual or entity that is currently the subject or target of any Sanctions; nor is the Company or any of its subsidiaries located, organized or resident in a country or territory that is the subject of Sanctions (a “Sanctioned Country”) (including, without limitation, Crimea, Cuba, Iran, North Korea, Sudan and Syria); nor is the Company or any of its subsidiaries designated as a ‘specially designated national’ or a ‘blocked person’ by the U.S. Government. Neither the Company nor its subsidiaries have engaged in during the past five years, are now engaged in, or will engage in, any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country; and the Company will not directly or indirectly use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person, or in any country or territory, that, at the time of such funding or facilitating, is the subject or target of Sanctions; (ii) to fund or facilitate any activities of or business in any Sanctioned Country in violation of Sanctions or (iii) in any other manner that will result in a Sanctions violation by any person (including any person participating in the transaction, whether as an initial purchaser, underwriter, advisor, investor or otherwise).

(v) Anti-Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including without limitation, those of Title 18 U.S. Code section 1956 and 1957, the Bank Secrecy Act of 1970, otherwise known as the Currency and Foreign Transactions Reporting Act, as amended, the money laundering statutes of all jurisdictions where the Company or any of its subsidiaries conducts business, the rules and regulations thereunder, and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency having jurisdiction over the Company or any of the subsidiaries, and any international anti-money laundering guidelines, principles or procedures issued by an intergovernmental group or organization, such as the Financial Action Task Force on Money Laundering, of which the United States is a member and with which designation the U.S. representative to the group or organization continues to concur, and any executive order, directive, or regulation pursuant to the authority or to the enforcement of any of the foregoing, or any orders or licenses issued thereunder (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of the subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(w) Foreign Corrupt Practices Act. Neither the Company nor any of its subsidiaries, nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries: (i) has used any funds for any unlawful contribution, gift, property, entertainment or other unlawful expense related to political activity; (ii) has made, taken or will take any action to further or facilitate any offer, payment, gift, promise to pay, or any offer, gift or promise of anything else of value, directly or indirectly, to any person knowing that all or a portion of the payment will be offered, given or promised to anyone to improperly influence official action, to obtain or retain business for the Company or its subsidiaries, or to secure an improper advantage for the Company or its subsidiaries; (iii) has made, offered, taken, or will make, offer or take any act in furtherance of any bribe, unlawful rebate, payoff, influence payment, property, gift, kickback or other unlawful payment; or (iv) is aware of, has taken, or will take any action, directly or indirectly, that would result in a violation of any provision of the Bribery Act 2010 of the United Kingdom, the OECD Convention on Bribery of Foreign Public Officials in International Business Transactions, the Foreign Corrupt Practices Act of 1977, as amended, or any of the rules and regulations thereunder. The Company, its subsidiaries and their affiliates have each conducted their businesses in compliance with all applicable anti-bribery and anti-corruption laws and/or regulations and have instituted and maintain policies and procedures reasonably designed to promote and ensure continued compliance with all applicable anti-bribery and anti-corruption laws and with the representation and warranty contained herein. The Company, its subsidiaries and their affiliates will not, directly or indirectly, use the proceeds of the offering and sale of the Shares or lend, contribute or otherwise make available such proceeds to any subsidiary, affiliate, joint venture partner or other person or entity for the purpose of financial or facilitating any activity that would violate the laws and regulations as referred to in section (iv) above.

(x) Legal Proceedings; Contracts. There is no action, suit or proceeding before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against the Company or any of its subsidiaries, which is required to be disclosed in the Registration Statement, the Disclosure Package or the Prospectus (other than as disclosed therein) or which would reasonably be expected to result in a Material Adverse Effect, or which would materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated by this Agreement or the performance by the Company of its obligation hereunder; all pending legal or governmental proceedings to which the Company or any of its subsidiaries is a party or which any of their respective property is subject which are not described in the Registration Statement, the Disclosure Package and the Prospectus, including ordinary routine litigation incidental to the business, considered in the aggregate, would not reasonably be expected to cause a Material Adverse Effect; and there are no contracts or documents of the Company or any of its subsidiaries which are required to be filed as exhibits to the Registration Statement by the Securities Act which have not been so filed.

(y) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any governmental entity is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Shares hereunder or the consummation of the transactions contemplated by this Agreement, except such as have been already obtained or as may be required under the Securities Act, the rules of the New York Stock Exchange and state securities laws or the rules of the Financial Industry Regulatory Authority, Inc.

(z) Possession of Permits. The Company and its subsidiaries possess such valid franchises, certificates of convenience and necessity, easements, rights-of-way, operating rights, licenses, permits, consents, authorizations and orders of governmental political subdivisions or regulatory authorities as are necessary to conduct the business now operated by them, except those the failure of which to possess would not have a Material Adverse Effect, and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification thereof which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding would have a Material Adverse Effect.

(aa) Investment Company Act. Neither the Company nor any of its subsidiaries is regulated or required to be registered as an “investment company” under the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(bb) Disclosure Controls. The Company and its subsidiaries maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that is designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company and its subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

(cc) Internal Controls and Procedures. The Company maintains on a consolidated basis (i) effective internal control over financial reporting as defined in Rule 13a-15(f) and Rule 15d-15(f) under the Exchange Act, and (ii) a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (C) access to assets is permitted only in accordance with management’s general or specific authorization; (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (E) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus fairly present the information called for in all material respects and are prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(dd) No Material Weakness in Internal Controls. Except as disclosed in the Disclosure Package and the Prospectus, or in any document incorporated by reference therein, since the end of the Company’s most recent audited fiscal year, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(ee) Sarbanes-Oxley Compliance. There is and has been no failure on the part of the Company and any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications.

(ff) Absence of Manipulation. Neither the Company nor any affiliate of the Company has taken, nor will the Company or any affiliate take, directly or indirectly, any action which is designed, or would be expected, to cause or result in, or which constitutes, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares or to result in a violation of Regulation M under the Exchange Act.

(gg) Additional Certifications. Any certificate signed by any director or officer of the Company and delivered to each Representative or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to the Underwriters as to the matters covered thereby.

SECTION 2. [INTENTIONALLY OMITTED].

SECTION 3. Sale and Delivery to Underwriters; Closing.

(a) Firm Shares. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company at a price per Share set forth in Schedule B, the number of Firm Shares set forth on Schedule A opposite the name of such Underwriter, plus the number of Firm Shares that such Underwriter may become obligated to purchase pursuant to the provisions of Section 13 hereof.

(b) Option Shares. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriters, severally and not jointly, to purchase up to an additional 3,000,000 Option Shares, as set forth in Schedule A, at the price per Share set forth in Schedule B less an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Shares but not payable on the Option Shares. The option hereby granted may be exercised for 30 days after the date of the Prospectus and may be exercised in whole or in part from time to time upon notice by each Representative to the Company setting forth the number of Option Shares as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Shares. Any such time and date of delivery (a “Date of Delivery”) shall be determined by each Representative, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time. If the option is exercised as to all or any portion of the Option Shares, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Shares then being purchased which the number of Firm Shares set forth in Schedule A opposite the name of such Underwriter bears to the total number of Firm Shares, subject, in each case, to such adjustments as the Representatives in their sole discretion shall make to eliminate any sales or purchases of fractional shares.

(c) Payment. Payment of the purchase price for, and delivery of, the Firm Shares shall be made at the offices of Cahill Gordon & Reindel LLP, 80 Pine Street, New York, NY 10005, or at such other place as shall be agreed upon by the Representatives and the Company, at 10:00 A.M. (New York City time) on the third business day after the date hereof (unless postponed in accordance with the provisions of Section 13), or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Company (such time and date of payment and delivery being herein called “Closing Time”).

In addition, in the event that any or all of the Option Shares are purchased by the Underwriters, payment of the purchase price for, and delivery of, such Option Shares shall be made at the above mentioned offices, or at such other place as shall be agreed upon by the Representatives and the Company, on each Date of Delivery as specified in the notice from the Representatives to the Company.

Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company, against delivery to the nominee of The Depository Trust Company (“DTC”) for the respective accounts of the Underwriters of the Shares to be purchased by them. It is understood that each Underwriter has authorized J.P. Morgan Securities LLC, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Firm Shares and the Option Shares, if any, which it has agreed to purchase. J.P. Morgan Securities LLC, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Firm Shares or the Option Shares, if any, to be purchased by any Underwriter whose funds have not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.

SECTION 4. Covenants of the Company. The Company covenants with each Underwriter as follows:

(a) Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 4(b) hereof, will comply with the requirements of Rule 430B, and will promptly notify each Representative, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectus or any amended Prospectus or any Issuer Free Writing Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission concerning the Registration Statement, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or pursuant to Section 8A of the Securities Act and (v) of the receipt by the Company of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act. The Company will promptly effect the filings necessary pursuant to Rule 424(b) and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

(b) Representatives’ Review of Proposed Amendments and Supplements. During the period beginning on the Applicable Time and ending on the later of the Closing Time or such date, as in the opinion of counsel for the Underwriters, the Prospectus is no longer required by law to be delivered in connection with sales by an Underwriter or dealer, including in circumstances where such requirement may be satisfied pursuant to Rule 172 (the “Prospectus Delivery Period”), prior to amending or supplementing the Registration Statement, the Disclosure Package or the Prospectus (including any amendment or supplement through incorporation by reference of any report filed under the Exchange Act), the Company shall furnish to each Representative for review a copy of each such proposed amendment or supplement, and the Company shall not file or use any such proposed amendment or supplement to which either Representative reasonably objects.

(c) Amendments and Supplements to the Registration Statement, Prospectus and Other Securities Act Matters. The Company will comply with the Securities Act and the Exchange Act so as to permit the completion of the distribution of the Shares as contemplated in this Agreement and in the Disclosure Package and the Prospectus. If, during the Prospectus Delivery Period, any event or development shall occur or condition exist as a result of which the Disclosure Package or the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary to amend or supplement the Disclosure Package or the Prospectus, or to file under the Exchange Act any document incorporated by reference in the Disclosure Package or the Prospectus, in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if in the opinion of any Representative or the Company it is otherwise necessary to amend or supplement the Registration Statement, the Disclosure Package or the Prospectus, or to file under the Exchange Act any document incorporated by reference in the Disclosure Package or the Prospectus, or to file a new registration statement containing the Prospectus, in order to comply with law, including in connection with the delivery of the Prospectus, the Company agrees to (i) notify each Representative of any such event or condition and (ii) promptly prepare (subject to Sections 4(b) and 4(d) hereof), file with the Commission (and use its best efforts to have any amendment to the Registration Statement or any new registration statement to be declared effective) and furnish at its own expense to the Underwriters and to dealers, amendments or supplements to the Registration Statement or the Prospectus, or any new registration statement, necessary in order to make the statements in the Prospectus as so amended or supplemented, in the light of the circumstances under which they were made, not misleading or so that the Registration Statement or the Prospectus, as amended or supplemented, will comply with law.

(d) Permitted Free Writing Prospectuses. The Company represents that it has not made, and agrees that, unless it obtains the prior written consent of each Representative (which shall not be unreasonably withheld), it will not make, any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 of the Securities Act) required to be filed by the Company with the Commission or retained by the Company under Rule 433 of the Securities Act. Any such free writing prospectus consented to by each Representative is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (i) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, and (ii) has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 of the Securities Act applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping. Each Underwriter represents that it has not and will not use any written communication that constitutes an offer to sell or the solicitation of an offer to buy the Shares other than a free writing prospectus that (a) is not an “issuer free writing prospectus” as defined in Rule 433, and (b) contains only (i) information describing the preliminary terms of the Shares or their offering or (ii) information permitted by Rule 134 under the Securities Act.

(e) Delivery of Registration Statements. The Company has furnished or will deliver to each Representative and counsel for the Underwriters, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to each Representative, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(f) Delivery of Prospectuses. The Company has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Company has delivered to each Underwriter, without charge, as many copies of each Issuer Free Writing Prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the Securities Act. The Company will furnish to each Underwriter, without charge, during the Prospectus Delivery Period, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(g) Blue Sky Qualifications. The Company will endeavor, in cooperation with the Underwriters, to qualify the Shares for offering and sale under the applicable securities laws of such states and other jurisdictions as the Representatives may designate and to maintain such qualifications in effect for a period of not less than one year from the later of the date hereof or such shorter period as is necessary to complete the distribution of the Shares; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Shares have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the effective date of the Registration Statement. The Company will also supply the Underwriters with such information as is necessary for the determination of the legality of the Shares for investment under the laws of such jurisdictions as the Underwriters may request.

(h) Rule 158. The Company will timely file such reports pursuant to the Exchange Act as are necessary in order to make generally available to its security holders as soon as practicable an earnings statement for the purposes of, and to provide to the Underwriters the benefits contemplated by, the last paragraph of Section 11(a) of the Securities Act.

(i) Use of Proceeds. The Company will use the net proceeds received by it from the sale of Shares in the manner specified in each of the Disclosure Package and the Prospectus under “Use of Proceeds.”

(j) Restriction on Sale of Securities. During a period of 60 days from the date of the Prospectus, the Company will not, without the prior written consent of each Representative, directly or indirectly, issue, sell, offer, pledge or contract to sell, grant any option, right or warrant for the sale of, lend or otherwise transfer or dispose of, any shares of Common Stock (other than the Shares) or any securities convertible into, or exercisable or exchangeable for, Common Stock, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or the establishment or increase of a put equivalent position or the liquidation or decrease of a call equivalent position within the meaning of Section 16 of the Exchange Act with respect to, any shares of Common Stock or any securities convertible into, or exercisable or exchangeable for, shares of Common Stock; or publicly announce an intention to effect any such transaction; provided, however, that the Company may (i) issue and sell Common Stock pursuant to any employee or director equity compensation plan, stock option plan, stock ownership plan, dividend reinvestment plan or other equity plan of the Company in effect at the Closing Time, (ii) file any registration statement on Form S-8 designed to register or replace any equity plan existing on the Closing Date and described in the Disclosure Package and the Prospectus, (iii) issue Common Stock issuable upon the conversion of securities or the exercise of options outstanding at the Closing Time, (iv) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Stock or any such other securities and (v) issue, sell, offer or contract to sell Common Stock or securities convertible into, or exercisable or exchangeable for, Common Stock in connection with any acquisition or similar transaction, including the filing of any registration statement with respect to the registration thereof; provided that the aggregate number of shares of Common Stock that the Company may sell or issue pursuant to this clause (iv) may not exceed 5% of the total number of shares of Common Stock outstanding immediately following the completion of the transactions contemplated by this Agreement and provided further that the Company shall cause each recipient of such shares to execute and deliver to you, on or prior to such issuance, a “lock-up” agreement, substantially in the form of Exhibit A hereto.

(k) Reporting Requirements. The Company, during the Prospectus Delivery Period, will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act.

(l) New York Stock Exchange. The Company will use its best efforts to list the Shares, subject to notice of issuance, on the New York Stock Exchange.

(m) Lockup Agreement. The Company has caused each officer and director of the Company listed on Schedule D to execute and deliver, on or prior to the date of this agreement, a letter or letters, substantially in the form attached hereto as Exhibit A (the “Lockup Agreement”).

SECTION 5. Payment of Expenses.

(a) Expenses. The Company will pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of this Agreement and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Shares, (iii) the fees and disbursements of the Company’s counsel, accountants and other advisors, (iv) the qualification of the Shares under securities laws in accordance with the provisions of Section 4(g) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (v) the printing and delivery to the Underwriters of copies of each preliminary prospectus, any Issuer Free Writing Prospectus and the Prospectus and any amendments or supplements thereto, (vi) any costs, expenses and filing fees incurred in connection with the qualification of the Shares for sale under the laws of such jurisdiction as the Representatives designate (including the reasonable fees and disbursements of counsel relating to such qualification) and the preparation and printing of memoranda relating thereto, (viii) the fees and expenses of any transfer agent or registrar for the Shares, (ix) the fees and expenses incurred in connection with the listing of the Shares on the New York Stock Exchange and (x) all other costs and expenses of the Company and its representatives incident to the performance by the Company of its obligations hereunder.

(b) Termination of Agreement. If this Agreement is terminated by the Representatives in accordance with the provisions of Section 6 or Section 12(a)(i) or (a)(iii) (only with respect to the Company’s securities) hereof, the Company shall reimburse the Underwriters for all of their reasonable and documented out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

SECTION 6. Conditions of Underwriters’ Obligations. The obligations of the several Underwriters hereunder to purchase the Firm Shares at the Closing Time or the Option Shares at the Date of Delivery, as the case may be, are subject to the accuracy of the representations and warranties of the Company contained in Section 1 hereof as of the date hereof and the Closing Time, and as related to the Option Shares, the Date of Delivery, or in certificates of any officer of the Company delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

(a) Compliance with Registration Requirements; No Stop Order. For the period from and after effectiveness of this Agreement and prior to the Closing Time or the Date of Delivery, as applicable:

(i) the Company shall have filed any preliminary prospectus and the Prospectus with the Commission (including the information required by Rule 430B under the Securities Act) in the manner and within the time period required by Rule 424(b) under the Securities Act; or the Company shall have filed a post-effective amendment to the Registration Statement containing the information required by such Rule 430B, and such post-effective amendment shall have become effective;

(ii) any material required to be filed by the Company pursuant to Rule 433(d) under the Securities Act shall have been filed with the Commission within the applicable time periods prescribed for such filings under such Rule 433; and

(iii) no stop order suspending the effectiveness of the Registration Statement, or any post-effective amendment to the Registration Statement, shall be in effect and no proceedings for such purpose, pursuant to Rule 401(g)(2) under the Securities Act or pursuant to Section 8A of the Securities Act, shall have been instituted or threatened by the Commission.

(b) Opinion of Chris Woosley, Esq. At the Closing Time, each Representative shall have received the favorable opinion, dated as of Closing Time, of Chris Woosley, Esq., counsel for the Company, who may rely as to all matters governed by Federal and New York law upon the opinion of Latham & Watkins LLP referred to below, in form and substance reasonably satisfactory to counsel for the Underwriters as set forth in Schedule E.

(c) Opinion and 10b-5 Statement of Company Counsel. At the Closing Time, each Representative shall have received the favorable opinion and a 10b-5 statement, dated as of Closing Time, of Latham and Watkins LLP, counsel for the Company, in form and substance reasonably satisfactory to counsel for the Underwriters as set forth in Schedule F.

(d) Opinion and 10b-5 Statement of Counsel to the Underwriters. Each Representative shall have received from Cahill Gordon & Reindel LLP, counsel to the Underwriters, such opinion or opinions and 10b-5 statement, dated the Closing Time, with respect to the issuance and sale of the Shares, the Registration Statement, the Disclosure Package, the Prospectus and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(e) Officers’ Certificate. At the Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus or the Disclosure Package, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and each Representative shall have received a certificate of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company, dated as of Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1 hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time, (iii) the Company has complied with all covenants and agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission.

(f) Accountant’s Comfort Letter. At the time of the execution of this Agreement, each Representative shall have received from PricewaterhouseCoopers LLP a letter dated such date, in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the most recent preliminary prospectus and the Prospectus.

(g) Bring-Down Comfort Letter. At the Closing Time, each Representative shall have received from PricewaterhouseCoopers LLP a letter, dated as of Closing Time, to the effect that it reaffirms the statements made in the letter furnished pursuant to subsection (f) of this Section, except that the specified date referred to shall be a date not more than three business days prior to Closing Time.

(h) Reserve Report Confirmation Letter. At the time of the execution of this Agreement, each Representative shall have received from each of Ryder Scott Company and DeGolyer and

MacNaughton, a letter, dated such date, in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters with respect to the statements and certain information contained in or incorporated in the Registration Statement, the most recent preliminary prospectus and the Prospectus regarding proved reserves, future production and income attributable to certain leasehold and royalty interests of QEP Energy Company.

(i) Bring-Down Reserve Report Letter. At the Closing Time, as the case may be, each Representative shall have received from each of Ryder Scott Company and DeGolyer and MacNaughton, a letter, dated as of the Closing Time, to the effect that they reaffirm the statements made in the letters furnished pursuant to subsection (h) of this Section.

(j) No Ratings Downgrade. At the Closing Time and at each Date of Delivery, there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded the Company or any of its subsidiaries or any of their securities or indebtedness by any “nationally recognized statistical rating organization” as such term is defined in Section 3(a)(62) of the Exchange Act.

(k) Additional Documents. At the Closing Time and at each Date of Delivery, counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Shares as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Shares as herein contemplated shall be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters.

(l) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Shares on a Date of Delivery which is after the Closing Time, the obligations of the several Underwriters to purchase the relevant Option Shares, may be terminated by the Representatives by notice to the Company at any time at or prior to Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 5 and except that Sections 1, 8, 9, and 11 shall survive any such termination and remain in full force and effect.

(m) CEO Certificate. At the time of execution of this Agreement, the Representatives shall have received from the chief executive officer of the Company, a certificate dated the date hereof, addressed to the Representatives, substantially in the form attached hereto as Exhibit B. On the Closing Date, the Representatives shall have received from the chief executive officer of the Company, a certificate, dated such date, addressed to the Representatives substantially in the form attached hereto as Exhibit C.

SECTION 7. Conditions to Purchase Option Securities. In the event that the Underwriters exercise their option provided in Section 3(b) hereof to purchase all or any portion of the Option Shares, the representations and warranties of the Company contained herein and the statements in any certificates furnished by the Company, any of its subsidiaries hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Representatives shall have received:

(a) Officers’ Certificate. A certificate, dated such Date of Delivery, of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company confirming that the certificate delivered at the Closing Time pursuant to Section 6(e) hereof remains true and correct as of such Date of Delivery.

(b) Opinion of Counsel for the Company. If requested by any Representative, the favorable opinion of Latham and Watkins LLP, counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Shares to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 6(c) hereof.

(c) Opinion of Counsel for Underwriters. If requested by any Representative, the favorable opinion of Cahill Gordon & Reindel LLP, counsel for the Underwriters, dated such date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 6(d) hereof.

(d) Bring down Comfort Letter. If requested by any Representative, a letter from PricewaterhouseCoopers LLP, in form and substance satisfactory to the Representatives and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Representatives pursuant to Section 6(g) hereof, except that the “specified date” in the letter furnished pursuant to this paragraph shall be a date not more than three business days prior to such Date of Delivery.

(e) Bring-Down Reserve Report Letter. If requested by any Representative, a letter from each of Ryder Scott Company and DeGolyer and MacNaughton, in form and substance satisfactory to the Representatives and dated such Date of Delivery, substantially in the same form and substance as the letters furnished to the Representatives pursuant to Section 6(i) hereof, except that the “specified date” in the letters furnished pursuant to this paragraph shall be a date not more than three business days prior to such Date of Delivery.

SECTION 8. Indemnification.

(a) Indemnification of Underwriters.

(i) The Company agrees to indemnify and hold harmless each director of an Underwriter, each officer of an Underwriter, each Underwriter, its affiliates (as such term is defined in Rule 501(b) under the Securities Act) who participated or are alleged to have participated in the distribution of the Shares and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act as follows:

(A) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including, without limitation, the Rule 430B Information, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in the Disclosure Package, the Prospectus (or any amendment or supplement thereto) or any Issuer Free Writing Prospectus, or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(B) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 8(d) below) any such settlement is effected with the written consent of the Company; and

(C) against any and all expense whatsoever, as incurred (including, subject to Section 8(c) hereof, the fees and disbursements of counsel chosen by the Representatives), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (A) or (B) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with the Underwriter Information (as defined below). The foregoing indemnity with respect to the preliminary prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased the Shares, or any person controlling such Underwriter, where it shall have been determined by a court of competent jurisdiction by final and nonappealable judgment that (i) prior to the Applicable Time the Company shall have notified such Underwriter in writing that the preliminary prospectus contains an untrue statement of material fact or omits to state therein a material fact required to be stated therein in order to make the statements therein not misleading, (ii) such untrue statement or omission of a material fact was corrected in an amendment or supplement to the preliminary prospectus and such amendment or supplement was provided to such Underwriter at least twenty-four hours prior to the Applicable Time and, to the extent that physical delivery is required, in sufficient quantity so that such amendment or supplement could have been conveyed to such person prior to the Applicable Time, (iii) the information contained in such amendment or supplement was not conveyed to such person at or prior to the Applicable Time with respect to such person and (iv) such loss, claim, damage or liability would not have occurred had such amendment or supplement been conveyed to such person.

(b) Indemnification of Company, Directors and Officers. Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including, without limitation, the Rule 430B Information, the Disclosure Package or the Prospectus (or any amendment or supplement thereto) in each case in reliance upon and in conformity with written information furnished to the Company by such Underwriter through each Representative expressly for use therein, and will reimburse any legal or other expenses reasonably incurred by the Company in connection with investigating or defending such loss, liability, claim, damage, expense or action as such expenses are incurred. For purposes of this Agreement, the only information so furnished shall be the information set forth in the eighth and tenth paragraphs and the first sentence of the fourteenth paragraph (as to the Underwriters only) under the caption “Underwriting” in the Prospectus (collectively, the “Underwriter Information”).

(c) Actions Against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 8(a) above, counsel to the indemnified parties shall be selected by the Representatives, and, in the case of parties indemnified pursuant to Section 8(b) above, counsel to the indemnified parties shall be selected by the Company. If it so elects within a reasonable time after receipt of such notice, an indemnifying party, jointly with any other indemnifying parties receiving such notice, may assume the defense of such action with counsel chosen by it and approved by the indemnified parties defendant in such action (which approval shall not be unreasonably withheld), unless such indemnified parties reasonably object to such assumption on the ground that there may be legal defenses available to them which are different from or in addition to those available to such indemnifying party. If an indemnifying party assumes the defense of such action, the indemnifying party shall not be liable for any fees and expenses of counsel for the indemnified parties incurred thereafter in connection with such action other than the reasonable costs of investigation. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the contrary; (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party; (iii) the indemnified party shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the indemnifying party; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 8 or Section 9 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d) Settlement Without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 8(a)(i)(B) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement. Notwithstanding the immediately preceding sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, an indemnifying party shall not be liable for any settlement of the nature contemplated by Section 8(a)(i)(B) effected without its consent if such indemnifying party (i) reimburses such indemnified party in accordance with such request to the extent it considers such request to be reasonable and (ii) provides written notice to the indemnified party substantiating the unpaid balance as unreasonable, in each case prior to the date of such settlement.

SECTION 9. Contribution. If the indemnification provided for in Section 8 hereof is for any reason (except as provided therein) unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, each indemnifying party shall severally agree to contribute to the aggregate losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Shares pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations. The relative benefits of the Company on the one hand and the Underwriters on the other in connection with the offering of the Shares pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Shares pursuant to this Agreement (before deducting expenses) received by the Company, on the one hand, and the total underwriting discounts and commissions received by the Underwriters, on the other hand.

The relative fault of the Company on the one hand and the Underwriters on the other shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or by the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 9. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 9 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 9, in no case shall any Underwriter (except as may be provided in any agreement among the Underwriters relating to the offering of the Shares) be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten and distributed to the public by such Underwriter were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 9, each director of an Underwriter, each officer of an Underwriter, each affiliate of an Underwriter who participated or are alleged to have participated in the distribution of the Shares and each person, if any, who controls an Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company. The Underwriters’ respective obligations to contribute pursuant to this Section 9 are several in proportion to the principal number of Shares set forth opposite their respective names in Schedule A hereto and not joint.

SECTION 10. [INTENTIONALLY OMITTED].

SECTION 11. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, affiliate, officer, director or controlling person, or by or on behalf of the Company or any officer, director or controlling person, and shall survive delivery of the Shares to the Underwriters.

SECTION 12. Termination of Agreement.

(a) Termination; General. The Representatives may terminate this Agreement, by notice to the Company, at any time at or prior to Closing Time (or with respect to the obligation of the Underwriters to purchase the Option Shares upon exercise by the Underwriters of the option pursuant to Section 2(b) hereof, the applicable Date of Delivery) (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus or the Disclosure Package, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or in the international financial markets or any outbreak of hostilities or escalation thereof or other calamity or crisis, in each case the effect of which is such as to make it, in the reasonable judgment of the Representatives, impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares or to enforce contracts for the sale of the Shares, or (iii) if trading in the securities of the Company has been suspended or materially limited by the Commission or the New York Stock Exchange, or if trading generally on the American Stock Exchange or the New York Stock Exchange or in the NASDAQ Global Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of the exchanges or by such system or by order of the Commission, the Financial Industry Regulatory Authority or any other governmental authority, or (iv) if a banking moratorium has been declared by either Federal, New York or Delaware authorities, or (v) there has occurred a material disruption in commercial banking or securities settlement or clearance services.

(b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 5 hereof, and provided further that Sections 1, 8, 9, and 11 shall survive such termination and remain in full force and effect.

SECTION 13. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at the Closing Time or a Date of Delivery to purchase the Shares which it or they are obligated to purchase under this Agreement (the “Defaulted Shares”), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Shares in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

(a) if the number of Defaulted Shares does not exceed 10% of the number of Shares to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

(b) if the number of Defaulted Shares exceeds 10% of the number of the Shares to be purchased on such date, this Agreement or, with respect to any Date of Delivery which occurs after the Closing Time, the obligation of the Underwriters to purchase, and the Company to sell, the Option Shares to be purchased and sold on such Date of Delivery, shall terminate without liability on the part of any non-defaulting Underwriter.

No action taken pursuant to this Section 13 shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement, or, in the case of a Date of Delivery which is after the Closing Time, which does not result in a termination of the obligation of the Underwriters to purchase and the Company to sell the relevant Option Shares, as the case may be, either the Representatives or the Company shall have the right to postpone Closing Time for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 13.

SECTION 14. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Representatives at J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York, 10179 (fax: 212-622-8358); Attention: Equity Syndicate Desk or Deutsche Bank Securities Inc., 60 Wall Street, 2nd Floor, New York, New York 10005, Attention: Equity Capital Markets – Syndicate Desk, with a copy to Deutsche Bank Securities Inc., 60 Wall Street, 36th Floor, New York, New York 10005, Attention: General Counsel, fax: (212) 797-456; and notices to the Company shall be directed to it at 1050 17th St, Suite 800, Denver, Colorado 80265, attention of Richard J. Doleshek, Executive Vice President, Chief Financial Officer and Treasurer.

SECTION 15. Parties. This Agreement shall each inure to the benefit of and be binding upon the Underwriters and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and the Company and their respective successors and the controlling persons, affiliates and officers and directors referred to in Sections 8 and 9 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters and the Company and their respective successors, and the controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Shares from any Underwriter or its affiliates shall be deemed to be a successor by reason merely of such purchase.

SECTION 16. No Advisory or Fiduciary Responsibility. The Company acknowledges and agrees that (i) the purchase and sale of the Shares pursuant to this Agreement, including the determination of the public offering price of the Shares and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other hand, and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (ii) in connection with each transaction contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary of the Company or its affiliates, stockholders, creditors or employees or any other party; (iii) no Underwriter has assumed or will assume an advisory, agency or fiduciary responsibility in favor of the Company with respect to any of the transactions contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) and no Underwriter has any obligation to the Company with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement; (iv) the several Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and that the several Underwriters have no obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (v) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the several Underwriters, or any of them, with respect to the subject matter hereof. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the several Underwriters with respect to any breach or alleged breach of agency or fiduciary duty.

SECTION 17. GOVERNING LAW, TIME AND WAIVER OF JURY TRIAL. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY, OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, INCLUDING, WITHOUT LIMITATION, SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME. THE UNDERWRITERS ON THE ONE HAND, AND THE COMPANY (ON ITS OWN BEHALF AND TO THE EXTENT PERMITTED BY LAW, ON BEHALF OF ITS STOCKHOLDERS), ON THE OTHER HAND, WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY ACTION, CLAIM, SUIT OR PROCEEDING WITH RESPECT TO YOUR ENGAGEMENT AS UNDERWRITER OR YOUR ROLE IN CONNECTION HEREWITH.

SECTION 18. Effect of Headings. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

SECTION 19. Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the underwriters to properly identify their respective clients.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriters and the Company in accordance with its terms.

Very truly yours,

QEP RESOURCES, INC.

By:	/s/ Richard J. Doleshek
	Name:	Richard J. Doleshek
	Title:	Executive Vice President,
Chief Financial Officer and Treasurer

[Signature Page to Underwriting Agreement]

CONFIRMED AND ACCEPTED,

as of the date first above written:

For themselves and as Representatives of the several Underwriters named in Schedule A hereto.

J.P. MORGAN SECURITIES LLC

By:	/s/ Yaw Asamoah-Duodu
	Name:	Yaw Asamoah-Duodu
	Title:	Managing Director

DEUTSCHE BANK SECURITIES INC.

By:	/s/ Young Kim
	Name:	Young Kim
	Title:	Managing Director

By:	/s/ Stephen Lambrix
	Name:	Stephen Lambrix
	Title:	Director

[Signature Page to Underwriting Agreement]

SCHEDULE A

Name of Underwriter	Number of Firm Shares	Number of Option Shares

J.P. Morgan Securities LLC	6,000,000	900,000
Deutsche Bank Securities Inc.	5,000,000	750,000
Wells Fargo Securities, LLC	2,500,000	375,000
BMO Capital Markets Corp.	1,500,000	225,000
Goldman, Sachs & Co.	400,000	60,000
Citigroup Global Markets Inc.	400,000	60,000
Mitsubishi UFJ Securities (USA), Inc.	400,000	60,000
BNP Paribas Securities Corp.	400,000	60,000
Capital One Securities, Inc.	400,000	60,000
Credit Agricole Securities (USA) Inc.	400,000	60,000
PNC Capital Markets LLC	400,000	60,000
SunTrust Robinson Humphrey, Inc.	400,000	60,000
TD Securities (USA) LLC	400,000	60,000
BTIG, LLC	200,000	30,000
BBVA Securities Inc.	200,000	30,000
BB&T Capital Markets, a division of BB&T Securities, LLC	200,000	30,000
CIBC World Markets Corp.	200,000	30,000
Comerica Securities Inc.	200,000	30,000
DNB Markets, Inc.	200,000	30,000
Fifth Third Securities, Inc.	200,000	30,000

Total	20,000,000	3,000,000

Sch. A-1

SCHEDULE B

Pricing Terms

The Company is selling 20,000,000 shares of Common Stock.

The Company has granted an option to the Underwriters, severally and not jointly, to purchase up to an additional 3,000,000 shares of Common Stock.

The public offering price per Share for the Shares shall be $18.35.

The purchase price per Share to be paid by the several Underwriters for the Shares shall be $17.97, being an amount equal to the public offering price set forth above less $0.38 per Share.

Sch. B-1

SCHEDULE C

Issuer Free Writing Prospectuses

None.

Sch. C-1

SCHEDULE D

Officers and Directors subject to Lockup Agreement

1) Charles B. Stanley

2) Phillips S. Baker, Jr.

3) Julie A. Dill

4) Robert F. Heinemann

5) M.W. Scoggins

6) William L. Thacker, III

7) David A. Trice

8) Richard J. Doleshek

9) Jim E. Torgerson

10) Austin S. Murr

11) Margo D. Fiala

12) Alice B. Ley

13) Matthew T. Thompson

14) Christopher K. Woosley

Sch. D-1

SCHEDULE E

Opinion of Chris Woosley

(i) Such counsel does not know of any contracts or documents required to be filed as exhibits to the Registration Statement which are not filed as required.

(ii) Such counsel does not know of any legal or governmental proceedings relating to regulatory matters pending to which the Company or any of its subsidiaries is a party or to which any of their property is subject that are required to be disclosed in the Registration Statement or the Prospectus pursuant to Item 103 of Regulation S-K of the Securities Act which are not so disclosed as required.

Sch. E-1

SCHEDULE F

Opinion of Latham & Watkins LLP

1. The Company is a corporation under the DGCL with corporate power and authority to own its properties and to conduct its business as described in the Registration Statement, the Preliminary Prospectus and the Prospectus. With your consent, based solely on certificates from public officials, we confirm that the Company is validly existing and in good standing under the laws of the State of Delaware.

2. The Shares to be issued and sold by the Company pursuant to the Underwriting Agreement have been duly authorized by all necessary corporate action of the Company and, when the Shares have been duly registered on the books of the transfer agent and the registrar therefor in the name or on behalf of the purchasers and issued to and paid for by you and the other Underwriters in accordance with the terms of the Underwriting Agreement, will be validly issued, fully paid and nonassessable and free of preemptive rights arising from the Governing Documents.

3. The execution, delivery and performance of the Underwriting Agreement have been duly authorized by all necessary corporate action of the Company, and the Underwriting Agreement has been duly executed and delivered by the Company.

4. The execution and delivery of the Underwriting Agreement and the issuance and the sale of the Shares by the Company to you and the other Underwriters pursuant to the Underwriting Agreement do not on the date hereof:

(i) violate the provisions of the Governing Documents; or

(ii) result in the breach of or a default under any of the Specified Agreements; or

(iii) violate any federal or New York statute, rule or regulation applicable to the Company or the DGCL; or

(iv) require any consents, approvals, or authorizations to be obtained by the Company from, or any registrations, declarations or filings to be made by the Company with, any governmental authority under any federal or New York statute, rule or regulation applicable to the Company or the DGCL on or prior to the date hereof that have not been obtained or made.

5. The Registration Statement has become effective under the Act. With your consent, based solely on a review of a list of stop orders on the Commission’s website at http://www.sec.gov/litigation/stoporders.shtml at [            ] a.m. Eastern Time on [            ], 2016, we confirm that no stop order suspending the effectiveness of the Registration Statement has been issued under the Act and no proceedings therefor have been initiated by the Commission. The Preliminary Prospectus has been filed in accordance with Rule 424(b) under the Act and the Prospectus has been filed in accordance with Rules 424(b) and 430B under the Act.

6. The Registration Statement at [            ], 2016, including the information deemed to be a part thereof pursuant to Rule 430B under the Act, and the Prospectus, as of its date, each appeared on their face to be appropriately responsive in all material respects to the applicable form requirements for registration statements on Form S-3 under the Act and the rules and regulations of the Commission thereunder;

Sch. F-1

it being understood, however, that we express no view with respect to Regulation S-T or the financial statements, schedules, or other financial data or the oil and gas reserve and production information, included in, incorporated by reference in, or omitted from, the Registration Statement or the Prospectus. For purposes of this paragraph, we have assumed that the statements made in the Registration Statement and the Prospectus are correct and complete.

8. The statements in the Preliminary Prospectus and the Prospectus under the caption “Description of Capital Stock,” insofar as they purport to constitute a summary of the terms of the Common Stock, are an accurate description or summary in all material respects.

9. The statements in the Preliminary Prospectus and the Prospectus under the caption “Material U.S. Federal Income and Estate Tax Consequences to Non-U.S. Holders,” insofar as such statements purport to constitute summaries of United States federal income tax law and regulations or legal conclusions with respect thereto, constitute accurate summaries of the matters described therein in all material respects.

10. The Company is not, and immediately after giving effect to the sale of the Shares in accordance with the Underwriting Agreement and the application of the proceeds as described in the Prospectus under the caption “Use of Proceeds,” will not be required to be, registered as an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

******

Such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in, or incorporated by reference in, the Registration Statement, the Preliminary Prospectus, the Pricing Information Annex, the Prospectus, or the Incorporated Documents (except to the extent expressly set forth in the numbered paragraphs 8 and 9 above), and has not made an independent check or verification thereof (except as aforesaid). Such counsel shall state that they have participated in conferences and telephone conversations with officers and other representatives of the Company, the independent public accountants for the Company, the independent petroleum engineers for the Company, the Representatives and their counsel, during which conferences and conversations the contents of the Registration Statement, the Preliminary Prospectus, the Pricing Information Annex, the Prospectus and the Incorporated Documents and related matters were discussed. Such counsel may review and rely upon certain corporate records and documents, letters from counsel, accountants and petroleum engineers, and oral and written statements of officers and other representatives of the Company and others as to the existence and consequence of certain factual and other matters.

Based on the foregoing, such counsel shall state that no facts have come to its attention that caused it to believe that:

(A)	the Registration Statement, at the time it became effective on [ ], 2016, including the information deemed to be a part of the Registration Statement pursuant to Rule 430B under the Act (together with the Incorporated Documents at that time), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

(B)	the Preliminary Prospectus, as of [ ] on [ ], 2016 (together with the Incorporated Documents at that date), when taken together with the Pricing Information Annex, contained

Sch. F-2

an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; or

(C)	the Prospectus, as of its date or as of the date hereof, (together with the Incorporated Documents at those dates), contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

it being understood that such counsel expresses no belief with respect to the financial statements, schedules, oil and gas reserve reports or other financial or reserve engineer reports or data included or incorporated by reference in, or omitted from, the Registration Statement, the Preliminary Prospectus, the Pricing Information Annex, the Prospectus or the Incorporated Documents.

Sch. F-3

EXHIBIT A

LOCK-UP AGREEMENT

[            ], 2016

QEP Resources, Inc.

J.P. Morgan Securities LLC

Deutsche Bank Securities Inc.

As Representatives of the

Several Underwriters

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

c/o Deutsche Bank Securities Inc.

60 Wall Street, 2nd Floor

New York, New York 10005

Ladies and Gentlemen:

The undersigned understands that J.P. Morgan Securities LLC and Deutsche Bank Securities Inc., as representatives (each a “Representative” and collectively, the “Representatives”) of the several underwriters (the “Underwriters”), propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with QEP Resources, Inc. (the “Company”), providing for the public offering (the “Public Offering”) by the Underwriters, including each Representative, of common stock, par value $0.01 per share (the “Common Stock”), of the Company.

To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned agrees that, without the prior written consent of each Representative, the undersigned will not, directly or indirectly, offer, sell, pledge, contract to sell (including any short sale), grant any option to purchase or otherwise transfer or dispose of any shares of Common Stock (including, without limitation, shares of Common Stock of the Company which may be deemed to be beneficially owned by the undersigned currently or hereafter in accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”), shares of Common Stock which may be issued upon exercise of a stock option or warrant and any other security convertible into or exchangeable for Common Stock) or enter into any Hedging Transaction (as defined below) relating to the Common Stock (each of the foregoing referred to as a “Disposition”) during the period specified in the following paragraph (the “Lock-Up Period”). The foregoing restriction is expressly intended to preclude the undersigned from engaging in any Hedging Transaction or other transaction which is designed to or reasonably expected to lead to or result in a Disposition during the Lock-Up Period even if the securities would be disposed of by someone other than the undersigned. “Hedging Transaction” means any short sale (whether or not against the box) or any purchase, sale or grant of any right (including,

Exh. A-1

without limitation, any put or call option) with respect to any security (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its value from the Common Stock or entering into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Stock or any such other securities.

The initial Lock-Up Period will commence on the date hereof and continue until, and include, the date that is 60 days after the date of the final prospectus relating to the Public Offering (the “Initial Lock-Up Period”).

Notwithstanding the foregoing, the undersigned may transfer any or all of the shares of Common Stock or other Company securities if the transfer does not trigger any filing or reporting requirement or obligation or result in any other voluntary or mandatory public disclosure, including but not limited to Form 4 of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and is by (i) gift, will or intestacy, (ii) distribution to partners, members or shareholders of the undersigned or (iii) disposition to a trust for the direct or indirect benefit of the undersigned or immediate family (as such term is defined under Section 16 of the Exchange Act) of the undersigned; provided, however, it shall be a condition to the transfer that the transferee execute an agreement stating that the transferee is receiving and holding the securities subject to the provisions of this Lock-Up Agreement. Further, the restrictions described in this Lock-Up Agreement shall not apply to (i) any dispositions required or permitted by the Company’s benefit plans to reimburse or pay income tax or withholding obligations in connection with the vesting or exercise of any awards under such plans; provided that any public report or filing required to be made under Section 16(a) of the Exchange Act shall clearly indicate in the footnotes thereto that the purpose of such transfer is to cover such tax withholding obligations or the payment of taxes due in connection with the vesting event; provided further that no other public announcement shall be required or shall be made voluntarily in connection with such transfer, (ii) any transactions effectuated pursuant to a trading plan that satisfies all of the requirements of Rule 10b5-1 under the Exchange Act (a “10b5-1 Plan”) established and existing prior to the date hereof or (iii) the establishment of a 10b5-1 Plan after the date hereof or any transactions effectuated pursuant to any such 10b5-1 Plan under the Exchange Act; provided that with respect to the foregoing clause (iii), such plan does not permit the transfer of any Common Stock during the Lock-up Period and that to the extent that a public announcement or filing under the Exchange Act (including, without limitation, any Form 144), if any, is required of or voluntarily made by or on behalf of the undersigned or the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Common Stock may be made under such plan during the Lock-up Period and each Representative shall receive notice of such public announcement or public filing at least two business days prior to such public announcement or filing.

The undersigned agrees that the Company may (i) with respect to any shares of Common Stock or other Company securities for which the undersigned is the record holder, cause the transfer agent for the Company to note stop transfer instructions with respect to such securities on the transfer books and records of the Company and (ii) with respect to any shares of Common Stock or other Company securities for which the undersigned is the beneficial holder but not the record holder, cause the record holder of such securities to cause the transfer agent for the Company to note stop transfer instructions with respect to such securities on the transfer books and records of the Company.

In addition, the undersigned hereby waives any and all notice requirements and rights with respect to registration of securities pursuant to any agreement, understanding or otherwise setting

Exh. A-2

forth the terms of any security of the Company held by the undersigned, including any registration rights agreement to which the undersigned and the Company may be party; provided that such waiver shall apply only to the proposed Public Offering, and any other action taken by the Company in connection with the proposed Public Offering.

The undersigned hereby agrees that, to the extent that the terms of this Lock-Up Agreement conflict with or are in any way inconsistent with any registration rights agreement to which the undersigned and the Company may be a party, this Lock-Up Agreement supersedes such registration rights agreement.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Agreement. All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

GOVERNING LAW, TIME AND WAIVER OF JURY TRIAL. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY, OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, INCLUDING, WITHOUT LIMITATION, SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME. THE UNDERWRITERS ON THE ONE HAND, AND THE COMPANY (ON ITS OWN BEHALF AND TO THE EXTENT PERMITTED BY LAW, ON BEHALF OF ITS STOCKHOLDERS), ON THE OTHER HAND, WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY ACTION, CLAIM, SUIT OR PROCEEDING WITH RESPECT TO YOUR ENGAGEMENT AS UNDERWRITER OR YOUR ROLE IN CONNECTION HEREWITH.

Notwithstanding anything herein to the contrary, if the closing of the Public Offering has not occurred prior to [            ], 2016, this agreement shall be of no further force or effect.

Signature:

Print Name:

Exh. A-3

EXHIBIT B

CEO CERTIFICATE

June [    ], 2016

I, Charles B. Stanley, Chief Executive Officer of QEP Resources, Inc. (the “Company”), hereby certify, in my capacity as Chief Executive Officer:

I have supervised the compilation and reviewed the circled numbers contained in the pages attached as Schedule A included in the Disclosure Package. Such information has been derived from the Company’s due diligence and analyses performed in connection with the Acquisition (as defined in the Disclosure Package), reflects the Company’s best estimates of such information available to the Company as of the date hereof, and, to the best of my knowledge and belief after due inquiry, is accurate in all material respects as of the dates set forth in the Disclosure Package.

Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Underwriting Agreement, dated June 21, 2016, among the Company and J.P. Morgan Securities LLC and Deutsche Bank Securities Inc., as Representatives of the several Underwriters listed on Schedule A thereto.

[Signature Page Follows]

Very truly yours,

QEP RESOURCES, INC.

By:
Name:
Title:

SCHEDULE A

[See Attached]

Exh. B-1

EXHIBIT C

CEO CERTIFICATE

June [    ], 2016

I, Charles B. Stanley, Chief Executive Officer of QEP Resources, Inc. (the “Company”), hereby certify, in my capacity as Chief Executive Officer:

I have supervised the compilation and reviewed the circled numbers contained in the pages attached as Schedule A included in the Prospectus. Such information has been derived from the Company’s due diligence and analyses performed in connection with the Acquisition (as defined in the Prospectus), reflects the Company’s best estimates of such information available to the Company as of the date hereof, and, to the best of my knowledge and belief after due inquiry, is accurate in all material respects as of the dates set forth in the Prospectus.

Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Underwriting Agreement, dated June 21, 2016, among the Company and J.P. Morgan Securities LLC and Deutsche Bank Securities Inc., as Representatives of the several Underwriters listed on Schedule A thereto.

[Signature Page Follows]

Very truly yours,

QEP RESOURCES, INC.

By:
Name:
Title:

SCHEDULE A

[See Attached]